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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
FIRST MARINER BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Tuesday, May 6, 2003, AT 7:45 A.M.
at
FIRST MARINER BANCORP
3301 Boston Street
Baltimore, Maryland 21224

        The Annual Meeting of Stockholders of First Mariner Bancorp, a Maryland corporation, will be held on May 6, 2003, at 7:45 a.m., local time, at First Mariner Bancorp, 3301 Boston Street, Baltimore, Maryland 21224 to consider and vote upon:

        1.    The election of nine directors, six to serve until the Annual Meeting of Stockholders to be held in 2006, two to serve until the Annual Meeting of Stockholders to be held in 2005 and one to serve until the Annual Meeting of Stockholders in 2004, and until their successors are duly elected and qualified.

        2.    To consider and act on a stockholder proposal regarding the separation of the positions of Chairman of the Board and Chief Executive Officer.

        3.    Any other matters that may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on March 28, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Accompanying this notice is a proxy statement and proxy card. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it to our transfer agent, American Stock Transfer & Trust Company, in the enclosed postage-paid return envelope. You may revoke your Proxy at any time prior to or at the meeting by voting at the meeting or by timely and proper delivery prior to the meeting of a duly executed later-dated proxy.

        You are cordially invited to attend the meeting in person.

                      By Order of the Board of Directors,

                      Eugene A. Friedman
                      SECRETARY

April 4, 2003

FIRST MARINER BANCORP
3301 Boston Street
Baltimore, Maryland 21224

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 6, 2003 AT 7:45 A.M.

SOLICITATION AND REVOCATION OF PROXIES

        The enclosed proxy is solicited by the Board of Directors of First Mariner Bancorp (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 6, 2003 at First Mariner Bancorp, 3301 Boston Street, Baltimore, Maryland 21224. The proxy is revocable at any time prior to or at the Meeting by voting at the Meeting or by timely and proper delivery prior to the Meeting of a duly executed later-dated proxy. In addition to solicitation by mail, proxies may be solicited by officers, directors and employees of the Company who will not be specifically compensated for soliciting such proxies. The cost of soliciting proxies will be borne by the Company and may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Brokers and other persons will be reimbursed for their reasonable expenses in forwarding proxy materials to beneficial owners of the common stock of the Company registered in names of nominees. This proxy material is being sent to the Company's stockholders on or about April 4, 2003.

OUTSTANDING SHARES AND VOTING RIGHTS

        Stockholders of record at the close of business on March 28, 2003 (the "Record Date") are entitled to notice of and to vote at the Meeting. As of the close of business on that date, there were outstanding and entitled to vote 5,394,586 shares of common stock, $.05 par value ("Common Stock"), each of which is entitled to one vote.

        The presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote of a majority of all shares voted at the Meeting is sufficient to carry motions presented with respect to Proposals One and Two described in this Proxy Statement. An abstention or broker non-vote is included for purposes of determining the presence or absence of a quorum for the transaction of business but is not included in calculating votes cast with respect to the Proposals. The Company designates individuals to serve as the Inspectors of Elections for purposes of tallying shares voted who will be present at the Meeting.

        All proxies will be voted as directed by the stockholder on the proxy card. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):

  •
  FOR the nominees for directors named below.

  •
  AGAINST the stockholder proposal to separate the positions of Chairman of the Board and Chief Executive Officer.

  •
  If other matters are properly presented at the meeting, persons named as the proxies will have discretion to vote on those matters according to their best judgment.

        If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following sets forth information as of the Record Date relating to the beneficial ownership of the Common Stock by (i) each person or group known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock; (ii) each of the Company's directors and director nominees; and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted below, the persons named in the table have sole investment powers with respect to each of the shares reported as beneficially owned by such person. Except as otherwise noted, the address of each person named below is the address of the Company.

Name and Address	Number of Shares	Percent of Class(1)
Edwin F. Hale, Sr. (2)	1,269,926	20.98%
Barry B. Bondroff (3)	52,708	0.98%
Thomas L. Bromwell	40	0.00%
John Brown III	200	0.00%
Edith B. Brown (4)	2,867	0.05%
Stephen A. Burch	2,200	0.04%
Rose M. Cernak (5)	42,031	0.78%
Joseph A. Cicero (6)	98,107	1.80%
Howard Friedman (7)	28,933	0.54%
Bruce H. Hoffman (8)	72,293	1.34%
George H. Mantakos (9)	92,723	1.70%
Jay J.J. Matricciani (10)	51,374	0.95%
James P. O'Conor (11)	40,280	0.74%
John J. Oliver, Jr. (12)	1,383	0.03%
Patricia Schmoke, MD (13)	1,200	0.02%
Hanan Y. Sibel (14)	42,976	0.80%
Leonard Stoler (15)	53,923	1.00%
Michael R. Watson (16)	1,402	0.03%
All directors and executive officers as a group (19 persons)(17)	1,905,451	30.52%
Jeffrey L. Gendell (18) 237 Park Avenue Suite 900 New York, New York 10012	506,800	9.39%
Wellington Management Group, LLP 75 State Street Boston, Massachusetts 02109	280,200	5.19%

(1)
Includes shares of Common Stock subject to options and warrants held by the named individual which are exercisable as of or within 60 days of March 28, 2003.

(2)
Includes 12,530 shares in his Individual Retirement Account; also includes warrants to purchase 408,839 shares and options to purchase 248,661 shares.

(3)
Includes 37,408 shares in his Individual Retirement Account, 6,297 shares held jointly with his wife; also includes warrants to purchase 3,666 shares and options to purchase 5,337 shares.

(4)
Includes 1,000 shares owned by her husband in which she may be deemed to have beneficial ownership and options to purchase 867 shares.

(5)
Includes 11,000 shares held jointly with her husband, 4,000 shares owned by her husband in his Individual Retirement Account in which she may be deemed to have beneficial ownership, 4,000 shares held by Olde Obrycki's Crab House, Inc., of which she is the owner, and 100 shares owned by her granddaughter in which she may be deemed to have beneficial ownership; also includes warrants to purchase 3,666 shares and options to purchase 2,043 shares.

(6)
Includes 13,200 shares held jointly with his wife and options to purchase 55,667 shares.

(7)
Includes 10,440 shares owned by his son and 10,440 shares owned by his daughter in which he may be deemed to have beneficial ownership; also includes options to purchase 833 shares.

(8)
Includes 18,950 shares held jointly with his wife and 3,430 shares held in an Individual Retirement Account for his wife in which he may be deemed to have beneficial ownership; also includes warrants to purchase 3,666 shares and options to purchase 2,420 shares.

(9)
Includes 4,400 shares held in an Individual Retirement Account and 1,100 shares held jointly with his wife; also includes warrants to purchase 5,500 shares and options to purchase 53,383 shares.

(10)
Includes 22,000 shares held jointly with his wife, 11,200 shares held in an Individual Retirement Account, and 11,000 shares held by Matro Properties, of which he is a partner; also includes warrants to purchase 3,666 shares and options to purchase 3,453 shares.

(11)
Includes warrants to purchase 11,000 shares and options to purchase 2,100 shares.

(12)
Includes options to purchase 1,283 shares.

(13)
Includes options to purchase 1,100 shares.

(14)
Includes 26,100 shares held jointly with his wife, warrants to purchase 3,666 shares and options to purchase 2,210 shares.

(15)
Includes warrants to purchase 5,500 shares and options to purchase 1,823 shares.

(16)
Includes options to purchase 1,367 shares.

(17)
Includes warrants to purchase 449,169 shares and options to purchase 399,720 shares.

(18)
Represents shared power to vote or direct the vote of the shares and shared power to dispose of or direct the disposition of the shares with Tontine Partners, L.P., Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Tontine Overseas Associates, L.L.C.

Proposal One:
ELECTION OF DIRECTORS

        The Board proposes the election of the nine directors named below, six to hold office for a three year term until the Annual Meeting of Stockholders to be held in the year 2006, two for a two year term until the Annual Meeting of Stockholders to be held in the year 2005, and one for a one year term until the Annual Meeting of Stockholders to be held in the year 2004 and until the election and qualification of their successors. All of the nominees are currently directors of the Company. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms in accordance with the Company's Charter and By-Laws. It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors. The Board of Directors of the Company recommends that stockholders vote FOR election of all nominees.

        Information concerning the persons nominated for election and for those directors whose term of office will continue after the Meeting is set forth below.

Nominees for Election as Directors

Term to Expire in 2006

Name	Age	Director Since
Joseph A. Cicero	58	1996
Howard Friedman	37	1999
Jay J.J. Matricciani	61	1995
John J. Oliver, Jr.	57	1997
Hanan Y. Sibel	71	1995
Leonard Stoler	72	1995

        Joseph A. Cicero    is the President of the Company and Chief Operating Officer of the Bank. Mr. Cicero was Maryland Area President of First Union Bank during 1996 and Maryland Area President for First Fidelity Bank from November, 1994 to December, 1995. Prior thereto, he was Executive Vice President and Chief Financial Officer and Director of Baltimore Bancorp from January, 1992 to November, 1994.

        Howard Friedman    has been the Chairman of Circa Capital, since 1997. From 1987 to 1997 he was the Publisher and CEO of Whitemark Press, Inc.

        Jay J.J. Matricciani    has served as president of The Matricciani Company, a utility and paving contractor, since 1992. He is also a partner of Matro Properties, a heavy equipment rental company.

        John J. Oliver, Jr.    has been the CEO and Publisher of the Afro-American Newspapers since 1996.

        Hanan Y. Sibel    is the chief executive officer of Sibel Enterprises and Vice President of Nyberg & Assoc. He had previously served as Chairman/CEO of MAI-Chaimson, Inc., a food distribution company.

        Leonard Stoler    has been the owner and president of Len Stoler Inc., an automobile dealership, since 1968.

Term to Expire in 2005

Name	Age	Director Since
John Brown III	55	2002
Stephen A. Burch	53	2002

        John Brown III    is President of M.B.K. Enterprises, Inc. (R. J. Bentleys' Restaurant) and managing partner of the College Park Professional Center. Mr. Brown is also Chairman of the Maryland Stadium Authority.

        Stephen A. Burch    is President, Comcast Cable Atlantic Division for the past five years.

Term to Expire in 2004

Name	Age	Director Since
Thomas L. Bromwell	54	2002

        Thomas L. Bromwell    is the President and Chief Executive Officer of the Injured Workers Insurance Fund (IWIF). Mr. Bromwell served in the Maryland State Senate from 1983-2002.

Continuing Directors

Term to Expire in 2005

Name	Age	Director Since
Edwin F. Hale, Sr.	56	1995
Barry B. Bondroff	54	1995
Bruce H. Hoffman	55	1995
James P. O'Conor	74	1995
Patricia Schmoke, MD	49	1999

        Edwin F. Hale, Sr.    is Chairman and Chief Executive Officer of the Company and of First Mariner Bank (the "Bank"). He is also the Chairman of the Baltimore Blast Corp., an indoor soccer franchise. Mr. Hale is the former Chairman of the Board and Chief Executive Officer of Baltimore Bancorp, which is now Wachovia Corporation.

        Barry B. Bondroff    has been the managing officer of Grabush, Newman & Co., P.A. a certified public accounting firm, since 1982. Mr. Bondroff is a member of the American Institute of Certified Public Accountants, and is a former member of the Board of Directors of Baltimore Bancorp.

        Bruce H. Hoffman    is the Senior Vice President with Gilbane Contractors, a building company. He had previously served as the executive director of the Maryland Stadium Authority from 1989 until 1999. He is a former member of the Board of Directors of Baltimore Bancorp.

        James P. O'Conor    had previously served as chairman and chief executive officer of O'Conor, Piper & Flynn, a real estate brokerage company, since 1984. He is a former member of the Board of Directors of Baltimore Bancorp.

        Patricia Schmoke, MD    is a practicing ophthalmologist since 1982.

Continuing Directors

Term to Expire in 2004

Name	Age	Director Since
Edith B. Brown	69	1998
Rose M. Cernak	72	1995
George H. Mantakos	60	1994
Michael R. Watson	60	1998

        Edith B. Brown    is an independent consultant providing marketing services. She previously served as the Director of Public and Community Relations at Centre Management, a sports and entertainment arena, since 1979.

        Rose M. Cernak    has been the owner and president of Olde Obrycki's Crab House, Inc. since 1995. Prior thereto, Ms. Cernak acted as a general manager and vice president of Obrycki's. She is a former member of the Board of Directors of Baltimore Bancorp.

        George H. Mantakos    is the Executive Vice President of the Company, and the President of the Bank. Mr. Mantakos previously served as President of the Company and Chief Executive Officer for the Bank. Prior thereto, Mr. Mantakos was a founder and organizer of Maryland Bank, FSB, the predecessor of the Bank.

        Michael R. Watson    is the President of the American Pilots Association. He was the former President of the Association of Maryland Pilots.

Director Emeritus

        We currently have one director emeritus. Melvin S. Kabik, formerly a director of the Company, reached mandatory retirement age in 2001 and was appointed as a director emeritus.

BOARD MEETINGS AND COMMITTEES
GOVERNANCE OF THE COMPANY

        Our business, property and affairs are managed by or, are under the direction of, the Board of Directors, pursuant to the General Corporation Law of the State of Maryland and our by-laws.    Members of the Board of Directors are kept informed of the Company's business through discussions with the Chairman, with the President and other Executive Officers, and with key members of management by reviewing materials provided to them and participating in meetings of the Board and its committees.

        The Board of Directors and management have been reviewing the corporate governance policies and practices of the Company. This includes comparing our current policies and practices to policies and practices suggested by our outside counsel and other public companies. Based upon this review, we expect to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. We will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and Nasdaq.

        The Board of Directors has an Executive Committee, an Audit Committee, a Community Action Committee and a Compensation Committee. During 2002, the Board of Directors met nine times, the Audit Committee met six times, the Community Action Committee met three times, and the Compensation Committee met once. Each director attended at least 75% or more of all meetings of the Board of Directors and Committees of the Board on which he or she served.

EXECUTIVE COMMITTEE

        The Executive Committee of the Board of Directors serves as the Nominating Committee and serves as the Company's Asset and Liability Management Committee (ALCO). The Executive Committee consists of Edwin F. Hale, Sr. (Chairman), Barry B. Bondroff, Joseph A. Cicero, Bruce H. Hoffman, Michael Watson, George Mantakos and Jay J.J. Matricciani. In its capacity as the Nominating Committee, the Executive Committee selects qualified persons as nominees for election by the stockholders to the Company's Board of Directors. Its recommendations are presented to the Board of Directors at regularly scheduled meetings. The Executive Committee will also consider those recommendations by stockholders which are submitted in writing to the Secretary of the Corporation, giving the recommended candidates name, biographical data and other qualifications as required by the Company's bylaws.

        In its capacity as the ALCO Committee, the Executive Committee reviews reports prepared by management, which include analysis of interest rate and liquidity risk, capital adequacy, and the performance and quality of the Company's investment portfolio. The ALCO Committee sets policies which govern interest rate and liquidity risk, capital adequacy, and investment portfolio management. The ALCO Committee meets quarterly and presents reports of its meetings to the full Board.

AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company is comprised of three independent directors, all of whom have no financial or personal ties to the Company (other than director compensation, equity ownership and loans made in the ordinary course of business as described in this proxy statement), as "independence" is defined in the National Association of Securities Dealers' listing standards and the provisions of the Sarbanes-Oxley Act of 2002 and the Final Rules adopted by the Securities Exchange Commission.

        The Audit Committee discussed with the Company's senior management and independent auditors the process used for certifications by the Company's CEO and CFO which is required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for filings with the Securities and Exchange Commission.

        The Audit Committee of the Board of Directors consists of Michael R. Watson (Chairman), Barry B. Bondroff and Jay J.J. Matricciani, each of whom is independent consistent with Nasdaq's independent director and audit committee listing standards. The Audit Committee meets with management and independent accountants to review financial results and the quarterly and annual reports, discuss the financial statements, the auditor's independence and accounting methods, and recommend and review with such accountants and management the internal accounting procedures and controls. The Audit Committee has the ultimate authority to hire and fire the independent public accountants and also reviews, considers and makes recommendations regarding proposed related party transactions, if any.

COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors consists of Barry B. Bondroff (Chairman), Edith Brown and Bruce H. Hoffman. The Committee reviews and determines salaries and other benefits for executive officers of the Company and its subsidiaries, reviews and determines the employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensation plans and arrangements.

COMMUNITY ACTION COMMITTEE

        The Community Action Committee of the Board of Directors of the Company is comprised of three directors. The members of the Committee are John J. Oliver, Jr., (Chairman), Joseph A. Cicero and Dr. Patricia Schmoke. The Committee reviews the compliance of the Company and its subsidiaries and affiliates with the Community Reinvestment Act and the Home Mortgage Disclosure Act and the regulations, rules and guidelines promulgated thereunder.

DIRECTOR COMPENSATION

        Directors receive fees for their services, and are reimbursed for expenses incurred in connection with their service as directors. Directors received $900 for each Board meeting attended, $900 for each committee meeting not on the same day as a Board meeting, $500 for each meeting of the subsidiary of the Bancorp, Finance Maryland, LLC (consisting of one outside director) and $200 for attending the meeting of the Bank's Loan Committee (consisting of one outside director.) Directors also receive a yearly grant of stock options to purchase 500 shares of common stock and are granted stock options to purchase 100 shares of common stock for each committee meeting they attend. Each committee chairman receives options to purchase 150 shares of common stock for each committee meeting he attends. Directors receive no other compensation for attending meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, are required to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of any securities of the Company. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of the Company's directors, executive officers and beneficial owners of greater than 10% of the Company's Common Stock made all required filings during the fiscal year ended December 31, 2002 except that current reports on Form 4 for Howard Friedman (covering one stock sale) and John Brown (covering one stock purchase) and year-end reports on Form 5 for Edith Brown (covering one option grant), Barry Bondroff (covering two option grants), Rose Cernak (covering one option grant), Joseph Cicero

(covering one option grant), Howard Friedman (covering one option grant), Edwin F. Hale, Sr. (covering one option grant), Bruce Hoffman (covering one option grant), Melvin Kabik (covering one option grant), Mark Keidel (covering one option grant), George Mantakos (covering one option grant), Jay J.J. Matricciani (covering two option grants), John Oliver, Jr. (covering two option grants), Dr. Patricia Schmoke (covering two options grants), Hanan Sibel (covering one option grant), Leonard Stoler (covering one option grant), and Michael Watson (covering two option grants) were filed late.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Company for the last three fiscal years to the Chief Executive Officer of the Company and to any other executive officer of the Company who received compensation in excess of $100,000 during any of the last three fiscal years of the Company.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(1)		Securities Underlying Options	All Other Compensation(2)
Edwin F. Hale, Sr. Chairman of the Board and Chief Executive Officer of the Company and the Bank	2002 2001 2000	$ $ $	350,000 275,000 250,000	$ $ $	120,000 110,000 100,000	$ $ $	14,039 12,357 10,220	50,000 40,000 10,000	$ $ $	5,393 2,625 1,346
Joseph A. Cicero President of the Company and Chief Operating Officer of the Bank	2002 2001 2000	$ $ $	212,500 195,000 175,000	$ $ $	66,100 0 15,000	$ $ $	7,229 0 0	15,000 15,000 7,500	$ $ $	7,302 2,971 1,737
George H. Mantakos Executive Vice President of the Company and President of the Bank	2002 2001 2000	$ $ $	185,000 150,000 125,000	$ $ $	77,600 20,000 30,000	$ $ $	5,141 7,827 7,827	15,000 10,000 5,000	$ $ $	7,942 2,426 2,025
Mark A. Keidel (3) Chief Financial Officer of the Company and the Bank	2002 2001 2000	$ $ $	125,000 110,000 57,692	$ $ $	38,050 7,000 0	$ $ $	0 0 0	7,500 5,000 3,000	$ $ $	3,064 1,801 0

(1)
The amount disclosed represents car lease payments made by the Company on behalf of Mr. Hale and Mr. Mantakos, respectively and depreciation on a bank car provided to Mr. Cicero.

(2)
The amount disclosed represents matching funds under the Company's 401(k) plan and in 2002, life insurance coverage of up to two times the annual base salary under an endorsement split dollar arrangement for each of the named executive officers. The maximum coverage under the arrangement is $300,000. The economic value of life insurance coverage for Mr. Hale, Mr. Cicero, Mr. Mantakos and Mr. Keidel for 2002 was $3,355, $3,641, $4,293 and $829, respectively.

(3)
Mr. Keidel began employment on June 5, 2000. His annual salary was $100,000 in 2000.

Option Grants in Last Fiscal Year

        Options granted to the executive officers named in the above Summary Compensation Table during 2002 are set forth below:

	Individual Grants
Name	Number of Securities Underlying Option/SARs Granted (#)(1)		Percent of Total Options/SARs Granted To Employees In Fiscal Year	Exercise or Base Price ($/S)	Expiration Date	Grant Date Present Value ($)(2)
Edwin F. Hale, Sr.	50,000	(3)	36.50%	$10.45	01/17/12	$342,000
Joseph A. Cicero	15,000	(3)	10.95%	$10.45	01/17/12	$102,600
George H. Mantakos	15,000	(3)	10.95%	$10.45	01/17/12	$102,600
Mark Keidel	7,500	(3)	5.47%	$10.45	01/17/12	$51,300

(1)
Options granted in the year ended December 31, 2002 were issued under the 1998 Stock Option Plan.

(2)
This value is calculated by utilizing the Modified Black-Scholes American option pricing model which assumes a 4.98% risk-free interest rate, 10 year expected life, 47% expected volatility of the stock and 0% expected dividend yield on the stock.

(3)
These options were granted on January 17, 2002. One-third of the options are exercisable on the date of the grant, one-third are exercisable on the first anniversary of the date of the grant, and one-third are exercisable on the second anniversary of the date of the grant.

Aggregated Option Exercises In Last Fiscal Year and
Fiscal Year End Option Values

        No stock options were exercised by the executive officers named in the Summary Compensation Table during 2002. The following table sets forth certain information regarding unexercised options held by the named executive officers as of December 31, 2002:

	Aggregate Fiscal Year-End Option Values
	Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name
	Exercisable		Unexercisable		Exercisable	Unexercisable
Edwin F. Hale, Sr.	195,333	(2)	46,667	(6)	$486,783	$92,132
Joseph A. Cicero	39,000	(3)	15,000	(7)	$129,968	$33,150
George H. Mantakos	39,217	(4)	13,333	(8)	$109,756	$23,970
Mark Keidel	8,834	(5)	6,666	(9)	$34,045	$11,980

(1)
Represents the total gain which would be realized if all in-the-money options held at December 31, 2002 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of the shares at December 31, 2002 of $11.01.

(2)
The exercise price of these options is $9.09 per share with respect to 132,000 of these options, $8.6875 per share with respect to 10,000 of these options, $5.625 per share with respect to 10,000 of these options, $5.50 per share with respect to 26,667 of these options and $10.45 with respect to 16,666 of these options.

(3)
The exercise price of these options is $9.09 per share with respect to 16,500 of these options, $5.625 per share with respect to 7,500 of these options, $5.50 per share with respect to 10,000 of these options, and $10.45 with respect to 5,000 of these options

(4)
The exercise price of these options is $9.09 per share with respect to 22,550 of these options, $5.625 per share with respect to 5,000 of these options, $5.50 per share with respect to 6,667 of these options, and $10.45 with respect to 5,000 of these options.

(5)
The exercise price of these options is $6.25 with respect to 3,000 of these options, $5.50 per share with respect to 3,334 of these options, and $10.45 with respect to 2,500 of these options.

(6)
The exercise price of these options is $5.50 with respect to 13,333 of these options, and $10.45 with respect to 33,334 of these options. In 2000, Mr. Hale voluntarily surrendered and the Company cancelled 120,000 options at an exercise price of $11.75 per share.

(7)
The exercise price of these options is $5.50 with respect to 5,000 of these options, and is $10.45 with respect to 10,000 of these options. In 2000, Mr. Cicero voluntarily surrendered and the Company cancelled 60,000 options at an exercise price of $11.75 per share.

(8)
The exercise price of these options is $5.50 with respect to 3,333 of these options, and $10.45 with respect to 10,000 of these options. In 2000, Mr. Mantakos voluntarily surrendered and the Company cancelled 40,000 options at an exercise price of $11.75 per share.

(9)
The exercise price of these options is $5.50 per share with respect to 1,666 of these options and $10.45 with respect to 5,000 of these options.

Employment Arrangement and Agreements

        The Bank has a key man life insurance policy on Mr. Hale in the amount of $3,000,000.

        The Company and the Bank are parties to an Employment Agreement with George H. Mantakos dated May 1, 1995, pursuant to which Mr. Mantakos is employed as the President of the Bank. The agreement provides for an annual salary of $125,000 which may be adjusted on the anniversary date of the agreement to an amount to be approved by the Board of Directors. Mr. Mantakos is entitled to participate in any management bonus plans established by the Bank and to receive all benefits offered to employees. Mr. Mantakos will, at the discretion of the Chairman, have the opportunity to receive a bonus in a maximum amount of $20,000 per year. The Compensation Committee is empowered to grant a larger bonus to Mr. Mantakos. Mr. Mantakos receives the use of an automobile provided by the Bank. The term of the Employment Agreement is one year, expiring May 1, 2003 and, if not terminated within 90 days of its termination date, is automatically renewed for one additional year, provided, however, that the Board of Directors of the Bank may terminate the agreement at any time. In the event of involuntary termination for reasons other than gross negligence, fraud or dishonesty (or in the event of the material diminution of or interference with Mr. Mantakos' duties, or a change of control of the Bank), the Bank is obligated to pay Mr. Mantakos his salary through the remaining term plus additional severance equal to the then current annual salary, but not less than $110,000. In such event, Mr. Mantakos is permitted to exercise all options, and warrants held by him, and the Company is obligated to purchase all of the Common Stock owned by Mr. Mantakos at the time of the involuntary termination and all of the Common Stock owned by him after he exercises all of his options and warrants.

Change in Control Agreements

        The Company has entered into Change in Control Agreements with Messrs. Hale, Mantakos, Cicero and Keidel.

        The agreements provide severance payments to these executives should a change in control result in a loss of employment, or a significant change in his or her employment. Under the agreement Messrs. Hale, Mantakos and Cicero would be entitled to severance payments equal to 2.99 times annual compensation, while Mr. Keidel's would receive 1.99 times his annual compensation.

Other Benefits

        The Company provides life insurance benefits to Messrs. Hale, Mantakos, Cicero and Keidel in an amount equal to two times base annual salary during their employment up to a maximum of $300,000. The Company has agreed to provide post-employment life insurance benefits for these executives of $100,000, subject to a predetermined vesting schedule.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The functions of the Compensation Committee of the Board (the "Compensation Committee") include, administering management incentive compensation plans, establishing the compensation of executive officers and reviewing the compensation of directors.

        The Compensation Committee consists of Messrs. Bondroff, Hoffman and Ms. Brown, who are non-employee directors and have no interlocking relationship or insider participation as defined by the Securities and Exchange Commission.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The objectives of the Company's management compensation policy are to attract and retain the best available executive officers; to motivate them to achieve the goals set forth in the Company's business plan; to link executive and stockholder interest through equity-based compensation; and to provide a compensation package that recognizes the executive's contribution, as well as the Company's performance, measured by both short-term and long-term achievements.

        The management compensation policy and the general compensation policies of the Company are established by the Compensation Committee. The Compensation Committee formulates the compensation policy and specific compensation levels for executive officers and administers the Company's stock option plans. Each member of the Compensation Committee is a non-employee director. From time to time, the Compensation Committee retains independent compensation consultants to work on its compensation matters. The Board of Directors approves the recommendations of the Compensation Committee.

Compensation of Chief Executive Officer

        The Compensation Committee believes that the compensation of the Chief Executive Officer, Edwin F. Hale, Sr., should be based largely upon corporate performance relative to the Company's business plan. In setting Mr. Hale's salary and bonus, the Compensation Committee considered the key role Mr. Hale plays in the development and expansion of the Company, its substantial growth, the increase in public awareness of the Company and the development of commercial and consumer business of the Bank.

        During the tenure of Mr. Hale's leadership, the Company has realized remarkable growth and increased profitability. Total assets, loans and deposits have grown at average compound annual growth rates of 45%, 46% and 47% respectively, and the Company has grown to the seventh largest publicly traded bank holding company headquartered in Maryland. Profits in 2002 were a record for the Company, totaling $3,904,000, up 69% from $2,304,000 in 2001, and 2002's fourth quarter profit of $1,125,000 marked the 9th consecutive increase in quarterly profits. Growth in assets and loans has far exceeded industry averages, and asset quality has remained solid with net chargeoffs as a percentage of average loans of just .07% over the past five years while nation peer banks averaged .22%.

        Mr. Hale has been an integral part of the Company's sales and marketing efforts, actively participating in the Company's marketing strategies and serving as spokesman in the Company's radio and television advertising. Through Mr. Hale's efforts, the Company now enjoys name recognition of 89% in the Baltimore Metropolitan area based on an independent market research study.

        Mr. Hale has also been a critical factor in the Company's success in raising capital to support its continued growth. Mr. Hale's banking experience and credibility in the capital markets has been instrumental in six capital raising efforts since 1995, and most recently during the fourth quarter of 2002.

        The Compensation Committee also reviews competitive data regarding compensation levels and practices. The Compensation Committee set Mr. Hale's base compensation for the fiscal year 2002 at $350,000, a 27% increase over his 2001 base salary. Mr. Hale received a bonus of $120,000 for 2002 based on the performance of the Bank, including exceeding budgeted net income targets.

        Mr. Hale also received stock options in 2002. In an effort to link more strongly the interests of the Company with that of its stockholders, the Company granted Mr. Hale an option to purchase 50,000 shares of Common Stock at the market price on the date the option was granted.

Compensation of Other Executive Officers

        Recommendations regarding the base salary of the Executive Officers, other then the Chief Executive Officer, are made to the Compensation Committee by the Chief Executive Officer and either approved or modified by the Compensation Committee. The recommendation as to the bonus paid to each Executive Officer is based upon a review of the performance of these officers during the prior year by the Chief Executive Officer and includes the factors described in the preceding section on compensation of the Chief Executive Officer. The Compensation Committee concurred with the recommendations made by the Chief Executive Officer.

        Mr. Cicero, Mr. Mantakos and Mr. Keidel were granted options to purchase 15,000, 15,000 and 7,500 shares respectively in 2002.

SUBMITTED BY THE COMPENSATION COMMITTEE OF FIRST MARINER
BANCORP BOARD OF DIRECTORS

Barry B. Bondroff, Chair
Edith B. Brown
Bruce H. Hoffman

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of the Company is comprised of three independent directors (as independence is defined in the National Association of Securities Dealers' listing standards). The Audit Committee is responsible for overseeing the Company's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit the Company's financial statements. The Board of Directors has adopted a charter for the Audit Committee (the "Charter") to set forth its responsibilities.

        As required by the Charter, the Audit Committee received and reviewed the report of Stegman & Company regarding the results of their audit, as well as the written disclosures and the letter from Stegman & Company required by Independence Standards Board Standard No. 1. The Audit Committee reviewed and discussed the audited financial statements with the management of the Company. A representative of Stegman & Company also discussed with the Audit Committee the independence of Stegman & Company, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Audit Committee and the representative of Stegman & Company included the following:

  •
  Stegman & Company's responsibilities in accordance with generally accepted auditing standards;

  •
  The initial selection of, and whether there were any changes in, significant accounting policies or their application;

  •
  Management's judgments and accounting estimates;

  •
  Whether there were any significant audit adjustments;

  •
  Whether there were any disagreements with management;

  •
  Whether there was any consultation with other accountants;

  •
  Whether there were any major issues discussed with management prior to Stegman & Company's selection;

  •
  Whether Stegman & Company encountered any difficulties in performing the audit;

  •
  Stegman & Company's judgments about the quality of the Company's accounting principles;

  •
  Stegman & Company's responsibilities for information prepared by management that is included in documents containing audited financial statements.

        In addition, the Audit Committee must:

  •
  Pre-approve audit services provided by Stegman & Company on an engagement by engagement basis, pursuant to established policies and procedures.

  •
  Disclose in appropriate filings made after May 6, 2003, the fees paid to Stegman & Company categorized as Audit Fees, Audit Related Fees, Tax Fees and All Other Fees for the past two (2) years.

  •
  Ensure Compliance with Regulation FD and Regulation G and Regulation BTR.

        Based on its review of the financial statements and its discussions with management and the representative of Stegman & Company, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, to be filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF FIRST MARINER
BANCORP BOARD OF DIRECTORS

Michael R. Watson, Chair
Barry B. Bondroff
Jay J.J. Matricciani

PERFORMANCE GRAPH

        The following graph compares the performance of the Company's Common Stock, with the performance of a broad market index and a nationally-recognized industry standard assuming in each case both an initial $100 investment on December 31, 1997 and reinvestment of dividends as of the end of the Company's fiscal years. The Company has selected the Nasdaq Market Index as the relevant broad market index because prices for the Company's Common Stock are quoted on Nasdaq National Market. Additionally, the Company has selected the Nasdaq Bank Index as the relevant industry standard because such index consists of financial institutions which the Company believes generally possess assets, liabilities and operations more similar to the Company than other publicly-available indices. However, given the short history of the Company's operations and its rapid growth, the Company believes no truly appropriate comparative index exists.

	Period Ending

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

First Mariner Bancorp	100.00	89.78	56.70	27.49	62.96	75.67

Nasdaq Bank Stock	100.00	99.36	95.51	108.95	117.97	120.61

NASDAQ Market Index	100.00	140.99	261.48	157.42	124.83	86.33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has had in the past, and expects to have in the future, banking transactions in the ordinary course of business with directors and executive officers on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with other unaffiliated persons and, in the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features. Included in our portfolio are loans outstanding from the Company to Edwin F. Hale, Sr. in the aggregate amount of $2.15 million at December 31, 2002, which loans do not involve more than the normal risk of collectibility and bear interest and are collateralized on terms prevailing for comparable transactions.

        In November, 1997 the Company entered into a lease with Hale Properties, L.L.C., a limited liability company wholly owned by Edwin F. Hale, Sr., CEO of the Company, for premises in Baltimore City, Maryland on which are located the headquarters and executive offices of the Company and the Bank. The Company pays rent of $520,400 per year for approximately 36,000 square feet of office space. This lease was transferred to the new location when the bank moved in July, 2002.

        In July, 2002 the Company entered into a lease with Hale Properties, L.L.C., a limited liability company wholly owned by Edwin F. Hale, Sr., CEO of the Company, for additional office space in the Company's new headquarter building at 3301 Boston Street in Baltimore City and an expanded full service branch location. The Company pays rent of $443,500 for 20,842 square feet of office space and $100,000 for 3,000 square feet of retail branch space with extended drive thru facilities.

        The Company maintains an operations facility at 1516 Baylis Street, Baltimore, Maryland. The Bank occupies approximately 23,000 square feet of office space and 4,500 square feet of storage space at this location which is leased from Edwin F. Hale, Sr. Annual rent is approximately $231,000 for the office space and $45,000 for the storage space. The Company also rents 15,700 square feet of storage space and disaster recovery facilities at two other locations owned by Mr. Hale. The annual rent for these facilities is $95,640.

        The above leases have been approved by the Board of Directors and the Board of Directors believes that they are comparable or at least favorable to market rates and terms.

        The Company sponsors the activities of the Baltimore Blast, a professional soccer team owned by Edwin F. Hale, Sr. The Company pays approximately $147,000 for a sponsorship package which includes printed material and Company banners displayed at Baltimore Blast games and prize giveaways. The Baltimore Blast has a standby letter of credit with the Bank in the amount of $250,000 that is fully secured by cash.

        The Company has obtained the naming rights to the major indoor sports/entertainment facility (1st Mariner Arena) in Baltimore from Mr. Hale who obtained them from the City of Baltimore. The Company pays Mr. Hale $75,000 per year for the naming rights, which is the same as Mr. Hale pays the City of Baltimore. The Company has provided a letter of credit to the City of Baltimore in the amount of $375,000 securing performance under the contract.

        The Board of Directors has reviewed and approved the above transactions and believes them to be fair and reasonable, and in the best interest of the Company.

EMPLOYEE CODE OF CONDUCT

        The Company has a Code of Conduct and Ethics Policy approved by the Board of Directors. We require all employees to adhere to the Code of Conduct and Ethics Policy in addressing the legal and ethical issues encountered in conducting their work. All employees are required to certify that they have reviewed the Code of Conduct and Ethics Policy and understood it.

SENIOR OFFICERS AND DIRECTORS CODE OF CONDUCT

        The Sarbanes-Oxley Act of 2002 will require companies to adopt a Code of Conduct for senior financial officers. The SEC adopted final regulations requiring the Company to adopt a Code of Conduct for the Company's Senior Officers and Board of Directors. The Company is in the process of adopting the Code of Conduct for Senior Officers and Directors.

        The Sarbanes-Oxley Act of 2002 will require the Company to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company has such procedures in place and will monitor any rules adopted by the Securities and Exchange Commission to determine whether the procedures need to be modified.

Proposal Two:
STOCKHOLDER PROPOSAL RELATING TO SEPARATION OF POSITIONS OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

        Mr. John F. Maas 2103 Aspen Drive, Plainsboro, NJ 08536, the owner of 4,246 shares of common stock, has advised the Company that he plans to introduce the following resolution at the Annual Meeting:

    RESOLVED: That the shareholders of First Mariner Bancorp (FMB) urge the Board of Directors to adopt a policy that, the Chairman of the Board and Chief Executive Officer (CEO) be two different individuals and that the Chairman be an independent, outside director, elected by the directors. This proposal will not affect the unexpired terms of Directors elected to the Board at or prior to the upcoming annual meeting.

    SUPPORTING STATEMENT

    This proposal received 525,845 or 17% at last years' Annual meeting.

    The recent publicized corporate governance failures underscore the need for decisive action to require more accountability at publicly held companies. Congress and various Regulators have taken action to strengthen corporate governance.

    The Corporate Governance Center at Kennesaw State recently outlined principles that could serve as the foundation of sound corporate governance. The Institute of Internal Auditors endorsed these principles in a position paper presented to Congress in April 2002. One of the Principles enunciated is that the role of Board Chairperson and CEO be separate.

    I believe that my proposal is one step that can be taken to strengthen corporate governance at FMB.

    When a board's chairperson is also an officer, employee, or closely related to the company's management, I believe it is difficult for that person to objectively perform the monitoring and evaluation function required of the Board

    I believe that an independent chairperson would ensure that the interests of shareholders are served, rather than the interests of management. Through this proposal, I seek to promote strong, objective leadership on the board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS

        The Board strongly endorses the view that one of its primary functions is to protect stockholders' interests by providing independent oversight of management, including the CEO. However, the Board does not believe that mandating a particular structure, such as a separate chairman and CEO, is necessary to achieve effective oversight.

        The same proposal was submitted by Mr. Maas last year and was included in the proxy statement for the annual meeting of stockholders held on May 7, 2002. The stockholders of the Company defeated the proposal at the 2002 annual meeting. The Board of Directors still believes that the proposal is not in the best interests of the Company or its stockholders. The Board believes that our Company is best served by having Mr. Hale, who is also a large stockholder, serve as both Chairman and Chief Executive Officer. In this manner, the Chairman, whose interests are aligned with the interest of the public stockholders, acts as a bridge between the Board and the operating organization and provides critical leadership for strategic initiatives.

        Under Mr. Hale's leadership the Company has continued to reflect solid growth and increasing profits for its stockholders, as evidenced in the Company's performance in 2001 and 2002. During the tenure of Mr. Hale's leadership, the Company has realized remarkable growth and increased profitability. Total assets, loans and deposits have grown at average compound annual growth rates of 45%, 46% and 47%, respectively, and have grown the Company to be the 7th largest publicly traded bank holding company headquartered in Maryland. Profits in 2002 were a record for the Company, totaling $3,904,000, up 69% from $2,304,000 in 2001. While growth in assets and loans has far exceeded industry averages, asset quality has remained solid with net chargeoffs as a percentage of average loans equaling just .07% over the past five years.

        Mr. Hale has been an integral part of the Company's sales and marketing efforts, actively participating in the Company's marketing strategies and serving as spokesman in the Company's radio and television advertising. Through Mr. Hale's efforts, the Company now enjoys name recognition of 89% in the Baltimore Metropolitan area based upon an independent market study research.

        Mr. Hale has also been a critical factor in the Company's success in raising capital to support its continued growth. Mr. Hale's banking experience and credibility in the capital markets has been instrumental in six capital raising efforts since 1995, and most recently during the fourth quarter of 2002.

        Independent oversight of management is effectively conducted and maintained through the Board. Fifteen of the 18 current directors are independent directors and the Chairman has no greater nor lesser vote on matters considered by the Board than any other director.

        Moreover, in addition to the Board, various independent committees of the Board perform independent management oversight. The Compensation Committee of the Board consists of three independent directors; as detailed in its report appearing elsewhere in this proxy statement, the Compensation Committee reviews and evaluates the performance of all executive officers of the Company—including the Chief Executive Officer—and reports to the Board. The Audit Committee, which is comprised of three independent directors, oversees the Company's financial practices, regulatory compliance, accounting procedures and financial reporting functions. In addition, the Audit Committee, is specially entrusted by law to pass on related party transactions and possible conflicts of interest, if any. Furthermore, as a regulated entity, any related party transactions are closely scrutinized by federal and state government agencies that regularly examine the Company. Thus, an independent chairman does not add any value to this already effective process.

        Finally, all directors of the Company, including the Chairman, are bound by fiduciary obligations, imposed by law, to serve the best interests of the stockholders. Separating the offices of Chairman and Chief Executive Officer would not serve to enhance or diminish the fiduciary duties of any director of the Company.

        The Board believes that the interests of the Company and its stockholders are best served at this time by the experienced leadership and decisive direction provided by a full-time Chairman and Chief Executive Officer, subject to oversight by the Company's independent directors. The Board—and the Company—is strengthened by the presence of Mr. Hale, who provides strategic, operational, and technical expertise, broad vision and a proven ability to lead the Company to the successes it has experienced. The Board believes that success is promoted by active and independent directors and loyal and hard-working executives who act consistently with a strong set of corporate governance ethics, rather than a particular Board structure. The Board believes that it needs to retain the ability to balance board structure with the flexibility to determine board leadership.

        The Board believes therefore, that this proposal is not in the best interest of the Company or its stockholders and unanimously recommends a vote AGAINST approval of the proposal to separate the office of Chairman and Chief Executive Officer, and the accompanying proxy will be so voted, unless a contrary specification is made.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        Stegman & Company performed the audit of the Company's financial statements for the year ended December 31, 2002. A representative of Stegman & Company will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire, and will answer appropriate questions directed to them relating to their audit of the Company's consolidated financial statements.

Audit Fees

        Stegman & Company billed the Company an aggregate of $61,000 for the audit of the Company's annual financial statements, review of the Annual Report on Form 10-K for the fiscal year December 31, 2002, and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the 2002.

Financial Information Systems Design and Implementation Fees

        For the year ended December 31, 2002, Stegman & Company did not bill the Company for assistance in the operation and supervision of the Company's information system, managing the local network and the implementation and design of hardware and software that aggregates data or generates information that is significant to the Company's financial statements.

All Other Fees

        Stegman & Company billed the Company $35,000 in fiscal year ended December 31, 2002 for preparing the Company's tax returns and auditing the Company's 401(k) plan and other related matters.

Audit Committee Consideration

        After due consideration, the Audit Committee has concluded that the provision by Stegman & Company of the services described above, other than the Audit Fees, is not incompatible with the maintenance by Stegman & Company of its independence.

STOCKHOLDER PROPOSALS

        Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended to be included in the proxy statement and voted on by the stockholders at the Annual Meeting of Stockholders to be held in May 2004 must submit in writing proposals, including all supporting materials, to the Company at its principal executive offices no later than December 5, 2003 (120 days before the date of mailing based on this year's proxy statement date) and meet all other requirements for inclusion in the proxy statement. Additionally, pursuant to the Company's Amended and Restated Bylaws ("Bylaws"), if a stockholder intends to nominate a person for election to the Board of Directors or present a proposal for business to be considered at the 2004 Annual Meeting of Stockholders but does not seek inclusion of the nomination or proposal in the Company's proxy statement for such meeting, the Company must receive the nomination or proposal after December 5, 2003 and before January 5, 2004 for it to be considered timely received. If notice of a stockholder nomination or proposal is not timely received, the Company will be authorized to exercise discretionary authority with respect to the nomination or proposal.

ANNUAL REPORT

        THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2002 IS ENCLOSED HEREWITH. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON A WRITTEN REQUEST DIRECTED TO EUGENE A. FRIEDMAN, SECRETARY, FIRST MARINER BANCORP, 3301 BOSTON STREET, BALTIMORE, MARYLAND 21224.

OTHER MATTERS

        The Board of Directors knows of no other business to be presented for action at the Meeting, but if any other business should properly come before the Meeting, it is intended that the proxies will be voted in accordance with the best judgment of the persons acting thereunder in their discretion.

                      By Order of the Board of Directors,

                      Eugene A. Friedman
                      SECRETARY

Appendix A

ANNUAL MEETING OF STOCKHOLDERS OF

FIRST MARINER BANCORP

May 6, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors

Nominees
☐	FOR ALL NOMINEES	O O	Joseph A. Cicero Howard Friedman	(Term Expiring 2006) (Term Expiring 2006)
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O O O	Jay J.J. Matricciani John J. Oliver, Jr. Hanan Y. Sibel	(Term Expiring 2006) (Term Expiring 2006) (Term Expiring 2006)
☐	FOR ALL EXCEPT (See instructions below)	O O O O	Leonard Stoler John Brown III Stephen A. Burch Thomas L. Bromwell	(Term Expiring 2006) (Term Expiring 2005) (Term Expiring 2005) (Term Expiring 2004)
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
The Board of Directors recommends a vote FOR proposal 1.
2.	Proposal by a stockholder regarding the separation of the positions of Chairman of the Board and Chief Executive Officer.	FOR ☐	AGAINST ☐	ABSTAIN ☐
The Board of Directors recommends a vote AGAINST proposal 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐
Signature of Stockholder	Date	Signature of Stockholder	Date
Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FIRST MARINER BANCORP
ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockolder of First Mariner Bancorp (the "Company") hereby appoints Dennis Finnegan and Eugene A. Friedman and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 6, 2003, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees, if any of the named nominees for Director should be unavailable to serve for election in accordance with and as described in the Notice of Annual Meeting of Stockholders and Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR proposal 1 and AGAINST proposal 2. The undersigned acknowledges receipt of the Company's 2002 Annual Report and the Notice of the Annual Meeting of the Company.

(Continued and to be signed on the reverse side)

COMMENTS:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held Tuesday, May 6, 2003, AT 7:45 A.M. at FIRST MARINER BANCORP 3301 Boston Street Baltimore, Maryland 21224
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS To Be Held on Tuesday, May 6, 2003 AT 7:45 A.M.
SOLICITATION AND REVOCATION OF PROXIES
OUTSTANDING SHARES AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Proposal One: ELECTION OF DIRECTORS
Nominees for Election as Directors
Continuing Directors
Continuing Directors
BOARD MEETINGS AND COMMITTEES GOVERNANCE OF THE COMPANY
EXECUTIVE COMMITTEE
AUDIT COMMITTEE
COMPENSATION COMMITTEE
COMMUNITY ACTION COMMITTEE
DIRECTOR COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises In Last Fiscal Year and Fiscal Year End Option Values
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EMPLOYEE CODE OF CONDUCT
SENIOR OFFICERS AND DIRECTORS CODE OF CONDUCT
Proposal Two: STOCKHOLDER PROPOSAL RELATING TO SEPARATION OF POSITIONS OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
ANNUAL MEETING OF STOCKHOLDERS OF FIRST MARINER BANCORP May 6, 2003
FIRST MARINER BANCORP ANNUAL MEETING OF STOCKHOLDERS MAY 6, 2003 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS